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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street, Ste 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2570

_____________________Secure Netwerks, Inc.______________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 17, 2011, the Board and holders of a majority of the voting rights of the outstanding capital stock of Start Scientific, Inc. (the “Company”) approved a restatement of the Company’s Certificate of Incorporation.  The purpose of the restatement of the Certificate of Incorporation was to;

(i)	Decrease the number of authorized shares of Preferred Stock to 100
(ii)	Increase the number of authorized shares of Common Stock to 500,000,000
(iii)	Change the par value of the stock from $.001 to $.0001
(iv)	Eliminate subsection (b) of Article V of the Company’s Certificate of Incorporation, which requires that the Company’s board of directors be divided into three equal classes, with directors in the first, second, and third classes to hold terms that expire in one, two, and three years and with re-election for three year terms to enable only one class of directors to be voted out of office in any given year. The Restatement now requires the Company’s directors to hold office only until the next annual meeting of shareholders.
(v)	Eliminate Article VIII of its Certificate of Incorporation which requires a supermajority vote of the Company’s shareholders to change the number of directors, change the classification of directors (which has been removed as described in the preceding paragraph), or change the board of director’s ability to fill vacancies on the board.
(vi)	Restate, consistent with the Certificate of Designation filed by the Company on July 6, 2011, with respect to the Preferred Stock , defining the powers, preferences, rights, and restrictions thereof.
(vii)	Amend Article VII, which specifies that no amendment or restatement of the Certificate of Incorporation of the Company shall be valid unless approved by holders of a majority of the voting rights of the Company which shall expressly include voting rights associated with the outstanding shares of Common Stock and Preferred Stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Certificate of Incorporation of Secure Netwerks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: November 23, 2011	By:	/s/ Chene Gardner
Chene Gardner Chief Executive Officer